UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2017

 GRANDPARENTS.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21537	93-1211114
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue
6th Floor
New York, NY 10018
 (Address of principal executive offices, including zip code)

 (646) 839-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

The information set forth below in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, the Board of Directors (the "Board") of Grandparents.com, Inc. (the "Company") terminated Steve Leber as the Company's Chief Executive Officer and terminated his employment agreement dated June 24, 2014, as amended on September 15, 2016. As a result, Mr. Leber no longer serves as the Company's principal executive officer, principal financial officer, or principal accounting officer. Also, Mr. Leber resigned as a member of the Board on April 14, 2017.

On April 14, 2017, Lee Lazarus resigned as a director of the Company. Mr. Lazarus continues to serve as the Company's Chief Operating Officer.

Previously, on March 9, 2017, the Board appointed Joshua Rizack as Chief Restructuring Officer of the Company.

Mr. Rizack, 50, has served as Chief Restructuring Officer of the Company since March 9, 2017, and will continue to serve until the effective date of a plan of reorganization in the Company's Chapter 11 case. Mr. Rizack is a seasoned financial and turnaround consultant with more than 25 years of experience. Mr. Rizack has served as Managing Director of The Rising Group Consulting, Inc., a financial consulting company, since 1991. From 2009 to 2010, Mr. Rizack served as a senior director in Zolfo Cooper, LLC, a management consulting firm that provides corporate restructuring services to corporations, law firms, and financial institutions. In addition, he has acted as Chief Restructuring Officer, President/CEO, Plan Administrator, and served on Equity Committees of distressed companies. He has served in the capacity of CEO/President/CRO for Oberon Media, Spy Magazine, Windsor Door, VICWEST Corporation, Sonix Medical Resources, and Alliance Precision Plastics, among others. Mr. Rizack brings extensive experience negotiating with creditors, disposing of nonessential assets to raise cash, advising on fraudulent conveyance matters, preference actions, commencement of litigation, and preparing disclosure statements. Mr. Rizack graduated from New York University, with a degree in Economics.

Also, on March 7, 2017, the Company entered into an agreement with The Rising Group Consulting, Inc. ("The Rising Group"). Pursuant to the agreement, Mr. Rizack now serves as Chief Restructuring Officer of the Company. The term of the agreement began on March 9, 2017 and ends on the effective date of a plan of reorganization in the Company's Chapter 11 case. The agreement may be cancelled by either party at any time. The Rising Group's compensation pursuant to the agreement will include an initial retainer in the amount of $50,000, and a fee of $25,000 per month. The foregoing description of the material terms of the agreement with The Rising Group is qualified by reference to the terms of the agreement filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

10.1
Agreement by and between Grandparents.com, Inc., American Grandparents Association LLC, Grandparents Insurance Solutions LLC, Grand Card LLC, Grandcorps LLC and The Rising Group Consulting, Inc., dated March 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 20, 2017	By:	/s/ Lee Lazarus
Lee Lazarus
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1
Agreement by and between Grandparents.com, Inc., American Grandparents Association LLC, Grandparents Insurance Solutions LLC, Grand Card LLC, Grandcorps LLC and The Rising Group Consulting, Inc., dated March 7, 2017.

4